Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces Third Quarter 2019 Results

•	Expected Closing of the Sale to Franchise Group Inc. by end of 2019

•	The Company Cancels 3Q19 Earnings Conference Call

SECAUCUS, N.J. November 6, 2019 -- Vitamin Shoppe, Inc. (NYSE: VSI), an omni-channel, specialty retailer of nutritional products, today announced preliminary results for the three months ended September 28, 2019 (third quarter).
Reported net loss per share from continuing operations in third quarter 2019 was $0.14, compared to earnings per share (EPS) from continuing operations of $0.08 in the same period of the prior year. Excluding special items in both third quarter 2019 and third quarter 2018 as shown in Table 4 at the end of this press release, EPS from continuing operations was $0.00 in third quarter 2019 compared with $0.04 in third quarter 2018.
Acquisition of The Vitamin Shoppe by Franchise Group
As announced in August 2019, The Vitamin Shoppe has entered into a definitive agreement (the “Merger Agreement”) to be acquired by Franchise Group, Inc. (formerly known as Liberty Tax, Inc.) (“Franchise Group”) in an all-cash transaction (the transaction hereafter referred to as the “Merger”). Under the terms of the Merger Agreement, Franchise Group will acquire all of the outstanding common shares of The Vitamin Shoppe for $6.50 per common share in cash. The Merger is expected to be completed in the fourth quarter of 2019, subject to approval by The Vitamin Shoppe’s shareholders, as well as other customary closing conditions.
Third Quarter 2019 Results
Total sales of $253.1 million in the quarter were 8.5% lower than the same period of the prior year. Total comparable sales were down 7.7% in the quarter.
Cost of goods sold, which includes product, distribution and store occupancy costs, were $172.6 million, 9.2% lower than the same period of the prior year, primarily attributable to lower sales volume.
Gross profit was $80.6 million, compared with $86.7 million in third quarter 2018. Gross profit as a percentage of net sales was 31.8% in third quarter 2019, compared to 31.3% in the same period of 2018. Third quarter 2019 benefitted year-over-year from product margin improvement of 70 basis points offset by deleverage in occupancy.
Selling, general and administrative expenses (SG&A), including store operating payroll and related benefits and advertising expense, was $82.5 million for the quarter ended September 28, 2019, compared with $82.7 million for the quarter ended September 29, 2018. Third quarter 2019 includes approximately $3.3 million associated to acquisition costs, $0.6 million for store closing expenses, $0.2 million for management realignment costs and $0.1 million of legal settlements while third quarter 2018 includes $0.4 million for management realignment costs and $0.2 million in distribution center closing costs. SG&A as a percent of sales was 32.6% in third quarter 2019 compared with 29.9% in third quarter 2018. Adjusted for the items mentioned above and shown in Table 4, for both years, SG&A as a percentage of sales in third quarter 2019 was 30.9% compared to 29.7% in third quarter 2018.
The Company reported impairment charges on fixed and right of use assets of $0.5 million in third quarter 2019.
Adjusted EBITDA in third quarter 2019 was $13.2 million and a margin of 5.2%, compared with $14.4 million and a margin of 5.2% in the same period of the prior year. (Refer to Table 5 at the end of this press release for a GAAP reconciliation.)
Operating loss in third quarter 2019 was $2.4 million compared to operating income of $3.2 million in the same period of the prior year. Adjusted for the items noted in Table 4 for both third quarter 2019 and 2018, adjusted operating income was $2.3 million in third quarter 2019 compared with adjusted operating income of $3.9 million in third quarter 2018. (Refer to Table 4 at the end of this press release for a reconciliation.)
Reported net loss from continuing operations was $3.4 million for third quarter 2019 compared to net income from continuing operations of $1.9 million in the same period of the prior year. Adjusting for the items shown in Table 4 for the periods ended September 28, 2019 and September 29, 2018, net income from continuing operations would have been $0.0 million and $1.0 million, respectively.
Reported loss per share from continuing operations was $0.14 in third quarter 2019, compared to earnings per share from continuing operations of $0.08 in third quarter 2018. Earnings per share from continuing operations on an adjusted basis (for the items described in Table 4) in third quarter 2019 was $0.00 compared to $0.04 in third quarter 2018.
Balance Sheet and Cash Flow
Cash and equivalents at September 28, 2019 were $16.0 million. At quarter end, the Company had a convertible notes liability with a total face value of $60.4 million and nothing borrowed on its revolving line of credit.
Capital expenditures were $6.8 million in the quarter with funds primarily expended on digital investments and existing stores. Depreciation and amortization in third quarter 2019 was $10.9 million compared to $10.5 million in third quarter 2018. The Company generated operating cash flow of $10.1 million in the quarter.
Conference Call
In light of the pending Merger, the Company will not hold an earnings conference call to discuss its third quarter 2019 results.
Non-GAAP Financial Measures
Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented.  The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company's core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying business. These adjustments are consistent with how management views our business. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company's ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in Tables 4 and 5.
The Company defines Adjusted EBITDA as EBITDA (net income before interest expense, net, provision for income taxes, depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company's actual operating performance including certain items which are generally non-recurring.  The Company has excluded the impact of such items from internal performance assessments.  The Company believes that excluding such items helps investors compare operating performance with the results in prior periods.  The Company believes it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods.  (See Table 5 for a reconciliation of 3Q19 and 3Q18 Adjusted EBITDA.)
About the Vitamin Shoppe, Inc. (NYSE:VSI)
The Vitamin Shoppe® is an omni-channel specialty retailer and wellness lifestyle Company with the mission of providing customers with the most trusted products, guidance, and services to help them become their best selves, however they define it. Based in Secaucus, New Jersey, the Company offers a comprehensive assortment of nutritional solutions, including vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and natural beauty aids. In addition to carrying products from approximately 700 national brands, The Vitamin Shoppe offers products from its proprietary brands within its owned and wholesale channels, including: The Vitamin Shoppe®, BodyTech®, BodyTech Elite®, True Athlete®, plnt® and ProBioCare®. The Company conducts business through more than 750 company-operated retail stores under The Vitamin Shoppe and Super Supplements banners, and via its website, www.vitaminshoppe.com.
Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. Forward-looking statements may include, but are not limited to, statements relating to the Merger with Franchise Group. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or any agreement that may be entered into with Franchise Group; the failure to obtain the requisite stockholder approval of the Merger or required regulatory approvals or the failure to satisfy any of the other conditions to the completion of the Merger; the effect of the announcement or pendency of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners and others with whom it does business, or on its operating results and business generally; risks associated with the diversion of management’s attention from ongoing business operations due to the Merger; legal proceedings related to the Merger; uncertainties as to Franchise Group’s ability to obtain financing in order to consummate the Merger; and costs, charges or expenses resulting from the Merger. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement. Additional factors that could cause actual results to differ materially from forward-looking statements include the strength of the economy; changes in the overall level of consumer spending; the performance of the Company’s products within the prevailing retail environment; implementation of the Company’s strategy; compliance with regulations, certifications and best practices with respect to the development, manufacture, sale and marketing of the Company’s products; management changes; maintaining appropriate levels of inventory; changes in tax policy; ecommerce relationships; disruptions of manufacturing, warehouse or distribution facilities or information systems; regulatory environment and other specific factors discussed herein and in other United States Securities and Exchange Commission (“SEC”) filings by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the SEC). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and the Company undertakes no obligation to update these statements in light of subsequent events or developments.

CONTACTS:
Analysts and Investors:
Jeff Van Orden
201-552-6008
ir@vitaminshoppe.com

TABLE 1
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$253,133	$276,636	$807,341	$865,703
Cost of goods sold	172,565	189,945	541,687	591,665
Gross profit	80,568	86,691	265,654	274,038
Selling, general and administrative expenses	82,493	82,747	254,071	260,263
Impairment charges on fixed, intangible and right-of-use assets	521	718	11,404	1,551
Income (loss) from operations	(2,446)	3,226	179	12,224
Gain on extinguishment of debt	—	—	—	16,229
Interest expense, net	1,080	1,289	3,221	5,429
Income (loss) before provision (benefit) for income taxes	(3,526)	1,937	(3,042)	23,024
Provision (benefit) for income taxes	(117)	57	440	6,204
Net income (loss) from continuing operations	(3,409)	1,880	(3,482)	16,820
Net loss from discontinued operations, net of tax	—	(3,626)	—	(15,245)
Net income (loss)	$(3,409)	$(1,746)	$(3,482)	$1,575

Weighted average common shares outstanding
Basic	23,716,403	23,545,842	23,646,617	23,477,982
Diluted	23,716,403	23,545,842	23,646,617	23,743,856

Net income (loss) from continuing operations per common share
Basic	$(0.14)	$0.08	$(0.15)	$0.72
Diluted	$(0.14)	$0.08	$(0.15)	$0.71

Net loss from discontinued operations per common share
Basic	$—	$(0.15)	$—	$(0.65)
Diluted	$—	$(0.15)	$—	$(0.64)

Net income (loss) per common share
Basic	$(0.14)	$(0.07)	$(0.15)	$0.07
Diluted	$(0.14)	$(0.07)	$(0.15)	$0.07

TABLE 2
VITAMIN SHOPPE, INC. AND SUBSIDIARY
KEY PERFORMANCE INDICATORS AND STORE INFO
($ in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Decrease in total comparable net sales	(7.7)%	(1.9)%	(6.1)%	(2.2)%

Gross profit from continuing operations as a percent of net sales	31.8%	31.3%	32.9%	31.7%
Income (loss) from continuing operations as a percent of net sales	(1.0)%	1.2%	—%	1.4%

Capital Expenditures	$6,844	$8,950	$19,447	$24,655
Depreciation and Amortization	$10,944	$10,504	$30,708	$32,002

Store Data:
Stores open at beginning of period	765	782	774	785
Stores opened	1	1	1	2
Stores closed	(2)	(3)	(11)	(7)
Stores open at end of period	764	780	764	780

Total retail square footage at end of period (in thousands)	2,673	2,718	2,673	2,718

TABLE 3
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 28, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$15,995	$2,668
Inventories	181,815	189,273
Prepaid expenses and other current assets	23,601	27,921
Total current assets	221,411	219,862
Right-of-use assets	424,868	—
Property and equipment, net of accumulated depreciation and amortization of $338,044 and $312,977 in 2019 and 2018, respectively	112,755	123,002
Intangibles, net	2,283	11,088
Deferred taxes	35,695	31,659
Other long-term assets	3,250	2,468
Total assets	$800,262	$388,079

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	38,203	39,789
Accrued expenses and other current liabilities	56,337	65,508
Short-term lease liabilities	96,756	500
Total current liabilities	191,296	105,797
Long-term lease liabilities	368,828	934
Convertible notes, net	57,422	55,570
Deferred rent	—	37,034
Other long-term liabilities	308	403

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at September 28, 2019 and December 29, 2018	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 24,366,706 shares issued and 24,060,705 shares outstanding at September 28, 2019 and 24,234,651 shares issued and 23,974,031 shares outstanding at December 29, 2018	244	242
Additional paid-in capital	86,990	85,853
Treasury stock, at cost; 306,001 shares at September 28, 2019 and 260,620 shares at December 29, 2018	(7,625)	(7,314)
Retained earnings	102,799	109,560
Total stockholders’ equity	182,408	188,341
Total liabilities and stockholders' equity	$800,262	$388,079

TABLE 4
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Unaudited)

Amounts in millions except per share data
Figures may not sum due to rounding
	Gross		Impairment	Operating	Net	Diluted
Continuing Operations	Profit	SG&A	Charges	Income/(Loss)	Income/(Loss)	EPS

Three months ended September 28, 2019:
As Reported	$80.6	$82.5	$0.5	$(2.4)	$(3.4)	$(0.14)
Acquisition costs (1)	—	(3.3)	—	3.3	2.4	0.10
Store closure costs (2)	—	(0.6)	—	0.6	0.4	0.02
Right-of-use asset impairment charges (3)	—	—	(0.3)	0.3	0.2	0.01
Management realignment costs (4)	—	(0.2)	—	0.2	0.2	0.01
Legal settlement (5)	—	(0.1)	—	0.1	0.1	—
Inventory obsolescence charge (6)	0.1	—	—	0.1	0.1	—
As Adjusted	$80.7	$78.2	$0.2	$2.3	$—	$—

Three months ended September 29, 2018:
As Reported	$86.7	$82.7	$0.7	$3.2	$1.9	$0.08
Tax Reform (7)	—	—	—	—	(1.3)	(0.06)
Management realignment charges (4)	—	(0.4)	—	0.4	0.3	0.01
Closing of distribution center (8)	—	(0.2)	—	0.2	0.2	0.01
As Adjusted	$86.7	$82.1	$0.7	$3.9	$1.0	$0.04

Nine months ended September 28, 2019:
As Reported	$265.7	$254.1	$11.4	$0.2	$(3.5)	$(0.15)
Tradename impairment charge (9)	—	—	(9.0)	9.0	6.6	0.28
Acquisition costs (1)	—	(3.3)	—	3.3	2.4	0.10
Store closure costs (2)	0.1	(2.3)	—	2.4	1.8	0.07
Management realignment costs (4)	—	(1.7)	—	1.7	1.2	0.05
Right-of-use asset impairment charges (3)	—	—	(1.4)	1.4	1.0	0.04
Legal settlement (5)	—	(0.1)	—	0.1	0.1	—
Inventory obsolescence charge (6)	0.1	—	—	0.1	0.1	—
As Adjusted	$265.9	$246.6	$1.0	$18.3	$9.7	$0.41

Nine months ended September 29, 2018:
As Reported	$274.0	$260.3	$1.6	$12.2	$16.8	$0.71
Gain on extinguishment of debt (10)	—	—	—	—	(11.7)	(0.49)
Tax Reform (7)	—	—	—	—	(1.3)	(0.06)
Inventory charge (11)	3.6	—	—	3.6	2.6	0.11
Closing of distribution center (8)	1.8	(1.1)	—	2.9	2.1	0.09
Management realignment charges (4)	—	(2.2)	—	2.2	1.6	0.07
Shareholder settlement (12)	—	(0.7)	—	0.7	0.5	0.02
As Adjusted	$279.4	$256.2	$1.6	$21.7	$10.6	$0.45

(1) Costs related to the pending acquisition of Vitamin Shoppe.
(2) Store closure costs primarily include lease termination fees.
(3) Charges incurred to reflect the fair market value of the right-of-use assets associated with certain retail locations.
(4) Costs related to management turnover, including severance charges, recruitment costs and other professional fees.
(5) Costs incurred related to the settlement of a legal matter.
(6) Write-off of inventory acquired in an asset purchase transaction.
(7) Represents the tax benefit associated with tax accounting method changes and their effect on the revalued deferred tax assets and liabilities under the Tax Cut and Jobs Act of 2017.
(8) Costs related to the closing of the North Bergen, New Jersey distribution center.
(9) Impairment charge on the Vitamin Shoppe tradename.
(10) Gain recognized on the repurchases of a portion of Convertible Notes, net of tax.
(11) Inventory charge resulting from an evaluation to optimize the Company's product assortment.
(12) Professional fees incurred related to shareholder settlement.

TABLE 5
VITAMIN SHOPPE, INC. AND SUBSIDIARY
ADJUSTED EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income (loss) from continuing operations	$(3,409)	$1,880	$(3,482)	$16,820
Additions:
Provision (benefit) for income taxes	(117)	57	440	6,204
Interest expense, net	1,080	1,289	3,221	5,429
Depreciation and amortization	10,944	10,504	30,708	31,233
EBITDA	8,498	13,730	30,887	59,686
Adjustments:
Tradename impairment charge (1)	—	—	9,000	—
Acquisition costs (2)	3,341	—	3,341	—
Store closure costs (3)	620	—	2,433	—
Management realignment costs (4)	225	363	1,681	2,211
Right-of-use asset impairment charges (5)	317	—	1,410	—
Legal settlement (6)	125	—	125	—
Inventory obsolescence charge (7)	91	—	91	—
Gain on extinguishment of debt (8)	—	—	—	(16,229)
Inventory charge (9)	—	—	—	3,600
Distribution center closing costs (10)	—	246	—	2,936
Shareholder settlement (11)	—	32	—	694
Adjusted EBITDA	$13,217	$14,371	$48,968	$52,898
(1) Impairment charge on the Vitamin Shoppe tradename.
(2) Costs related to the pending acquisition of Vitamin Shoppe.
(3) Store closure costs primarily include lease termination fees.
(4) Costs related to management turnover, including severance charges, recruitment costs and other professional fees.
(5) Charges incurred to reflect the fair market value of the right-of-use assets associated with certain retail locations.
(6) Costs incurred related to the settlement of a legal matter.
(7) Write-off of inventory acquired in an asset purchase transaction.
(8) Gain recognized on the repurchases of a portion of Convertible Notes.
(9) Inventory charge resulting from an evaluation to optimize the Company's product assortment.
(10) Costs related to the closing of the North Bergen, New Jersey distribution center.
(11) Professional fees incurred related to shareholder settlement.